May 7, 2021 Dear Mr. Hottinger: It is a pleasure to extend to you an offer of employment with Array Technologies, Inc., a New Mexico corporation (the “Company”). I look forward to your contribution and success as Chief Legal Officer and General Counsel of the Company. By accepting this offer, you agree to devote your full business time and attention to the business of the Company and to faithfully, diligently and competently perform your duties hereunder. During your employment with the Company, you shall have the normal duties, responsibilities, functions and authority customarily exercised by the Chief Legal Officer and General Counsel of a company of similar size and nature as the Company, subject to the power and authority of the Company to expand or limit such duties, responsibilities, functions and authority. While employed by the Company, you agree not to serve as an officer, director, employee, consultant or advisor to any other business without the Company’s prior written consent. The information below summarizes various employment details and benefits to which you will be entitled upon your acceptance of this offer. 1. Commencement of Employment Term Your term of employment with the Company will commence on June 14, 2021. 2. Salary Your annual base salary (as adjusted from time to time, “Salary”) during your employment with the Company will be $340,000, paid periodically in accordance with the Company’s normal payroll practice for salaried employees. For any partial years of employment, the Salary shall be prorated on an annualized basis. 3. Bonus Your annual bonus target (as adjusted from time to time, “Bonus”) will be 50% of your salary and will be based on the Company performance metrics in addition to your individual performance. Bonuses are awarded at the sole discretion of the Company. In addition, you will be eligible to receive a one-time bonus of $150,000 minus any applicable withholdings to assist relocation to Chandler, Arizona. This will be paid as reasonably practical after your move. In addition, Array will provide reimbursement for the shipping of household goods. If you leave the Company within 24 months of your start date as a result of a voluntary termination or discharge for cause, you will repay to Array 100% of the one-time bonus ($150,000) payable immediately in a lump sum at your termination of active employment. If you are impacted by a reduction in force you will not be subject to repayment of the one-time bonus.

4. Long Term Incentives. This role is eligible to participate in the Array long term incentive plan (LTIP). You will receive a grant equivalent to $700,000 vesting over a 3-year period. In addition, you will receive a one-time sign-on equity grant of $600,000 vesting over a 3-year period. 5. Benefits During your employment with the Company, you will be entitled to participate in each of the benefit plans made available by the Company to its salaried employees, on terms no less favorable than those applicable to other salaried employees. Participation in Company benefit plans will be governed by and subject to the terms, conditions and overall administration of such plans. 6. Vacation; Paid Time Off During your employment with the Company, you will be entitled to 20 days of paid time off per calendar year, accrued on a pro rata basis and available throughout a calendar year, and you shall be entitled to holidays normally paid by the Company, in each case in accordance with the Company’s policies and subject to the Company’s employee handbook, as the same may be modified from time to time. Nothing stated herein shall be interpreted to conflict with applicable wage laws requiring the payment of all accrued but unpaid paid time off at the time employment is terminated for any reason. 7. Reimbursement of Expenses During your employment with the Company, the Company will reimburse you for all reasonable travel and other expenses incurred in performing duties and responsibilities under this letter agreement which are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses. All of the Company’s reimbursement obligations pursuant to this Section 7 shall be subject to the Company’s requirements with respect to reporting and documentation of such expenses. 8. At Will Employment We anticipate and are hopeful of a long and fruitful relationship. Your employment by the Company will be “at will,” meaning that you and the Company may terminate your services at any time for any reason or no reason and without prior notice, except as set forth herein.

9. Confidential Information, Non-Solicitation, Non-Disparagement By your acceptance of this letter agreement, you agree to abide by the “Confidential Information, Non-Disparagement and Non-Solicitation Terms” attached hereto as Exhibit A, which are incorporated herein by reference. 10. Termination If your employment is terminated by the Company without Cause or if you resign with Good Reason (each as defined below), you may receive a severance payment equal to 12 months of base salary (the “Severance Payment”). You shall be entitled to the Severance Payment (i) if and only if (A) you execute and deliver to the Company a general release in a form substantially similar to the form attached hereto as Exhibit B (the “General Release”) and the General Release has become effective and no longer subject to revocation no later than sixty (60) days following the termination of your employment and (B) the General Release has not been breached, and (ii) only so long as you have not breached the provisions of the General Release or breached any of the provisions of the attached “Confidential Information, Non- Disparagement, and Non-Solicitation Terms” and you have not applied for unemployment compensation chargeable to the Company or any Company affiliate during the Severance Period. You shall not be entitled to any other salary, compensation or benefits after termination of your employment, except as specifically provided in the Company’s employee benefit plans, or as required by applicable law. Any Severance Payment owed to you hereunder will be paid by the Company in a lump sum. The Company will make that lump sum payment on the Company’s first scheduled payment date following the date that the General Release has become effective and is no longer subject to revocation; provided, however, that any portion of the Severance Payment that constitutes nonqualified deferred compensation within the meaning of Internal Revenue Code Section 409A and the regulations and guidance promulgated thereunder (“Section 409A”) shall not be paid or provided until the sixtieth (60th) day following such termination to the extent necessary to avoid adverse tax consequences under Section 409A. “Cause” means with respect to you one or more of the following: (i) the commission of a felony or other crime involving moral turpitude or the bonus of any other act or omission involving dishonesty or fraud with respect to the Company or any Company affiliate or any of their customers, vendors or suppliers, (ii) reporting to work under the influence of alcohol or under the influence or in the possession of illegal drugs, (iii) substantial and repeated failure to perform duties as reasonably directed by the Company after notice of such failure and, if curable, an opportunity to permanently cure such failure within 30 days of such notice, (iv) breach of fiduciary duty, gross negligence or willful misconduct with respect to the Company or any Company affiliate, (v) a willful and material failure to observe policies or standards approved by the Company regarding employment practices (including nondiscrimination and sexual harassment policies) as prescribed thereby from time to time after notice of such failure and, if curable, an opportunity to permanently cure such failure within 30 days of such notice or (vi) any breach by you of any non-competition, non-solicitation, no- hire or confidentiality covenant between you and the Company or any Company affiliate or any material breach by you of any other provision of this letter agreement or any other agreement to which you and the Company or any Company affiliate are parties, after notice of such breach and, if curable, an opportunity to permanently cure such breach within 30 days of such notice.

“Good Reason” means with respect to you: (i) a material reduction in your Salary without your consent, or (ii) a relocation of your principal place of employment, without your consent, to a location more than 50 miles from your then-current principal place of employment; provided that, in any case, (x) written notice of your resignation for Good Reason must be delivered to the Company within 30 days after the occurrence of any such event in order for your resignation with Good Reason to be effective hereunder, (y) the Company shall have 30 days after receipt of such notice during which the Company may remedy the occurrence giving rise to the claim for Good Reason termination, and, if the Company cures such occurrence within such 30-day period, there shall be no Good Reason, and (z) you must actually resign within 90 days following the event constituting Good Reason. If your employment is terminated due to your resignation without Good Reason, your disability or death or your termination by the Company for Cause, or for any other reason, the Company’s obligations hereunder shall immediately cease, except that you or your estate will be entitled to receive accrued salary and benefits through the date of termination. You will be considered physically or mentally disabled if you are unable, as determined by a physician acceptable to the Company, to perform your job functions for a period aggregating 90 days during any twelve-month period, subject to the provisions of applicable law. For the avoidance of doubt, if your employment is terminated due to any of the reasons described in this paragraph, you understand that you will not be entitled to any Severance Payment from the Company, you will not be entitled to any Bonus (except for any Bonus which is attributable to the fiscal year preceding the year of your termination and which had not been paid to you as of the date of your termination), and any equity award which you received from the Company but has not yet vested at the time of your termination (including any unvested portion of the initial equity award described in Section 4 above) will be forfeited. 11. Representations You hereby represent and warrant to the Company that (i) the execution, delivery and performance of this letter agreement by you does not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which you are a party or by which you are bound, (ii) you are not a party to or bound by any employment agreement, non-compete agreement or confidentiality agreement with any person or entity other than the Company (except for confidentiality agreements disclosed to the Company prior to the date hereof, none of which would in any way limit your abilities to perform your duties to the Company), and (iii) upon the execution and delivery of this letter agreement by the Company, this letter agreement shall be the valid and binding obligation of yours, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting or relating to enforcement of creditors’ rights generally or general principles of equity). You hereby acknowledge and represent that you have consulted with independent legal counsel regarding your rights and obligations under this letter agreement and that you fully understand the terms and conditions contained herein. 12. Corporate Opportunities You shall submit to the Company all business, commercial and investment opportunities or offers presented or otherwise made available to you or of which you become aware at any time during the period of your employment which relate to the business of the Company or any Company affiliate (“Corporate

Opportunities”). Unless approved by the Company, you shall not accept or pursue, directly or indirectly, any Corporate Opportunities on your own behalf or on behalf of any party other than the Company or any Company affiliate. 13. Cooperation During the period of your employment and thereafter, you shall cooperate with the Company in any internal investigation, any administrative, regulatory or judicial investigation or proceeding or any dispute with a third party as reasonably requested by the Company (including by being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process, volunteering to the Company all pertinent information and turning over to the Company all relevant documents which are or may come into your possession, all at times and on schedules and terms that are reasonably consistent with your other permitted activities and commitments). In the event the Company requires your cooperation in accordance with this provision, the Company shall pay your reasonable travel and other out-of-pocket expenses related to such cooperation (such as lodging and meals) upon submission of invoices. 14. U.S. Income Tax Rule Compliance All payments under this letter agreement are stated in gross amounts and shall be subject to customary withholding and other amounts required by law to be withheld. The Company shall be entitled to deduct or withhold from any amounts owing from the Company to you any federal, state, local or foreign withholding taxes, excise taxes or employment taxes (“Taxes”) imposed with respect to your compensation or other payments from the Company or your ownership interest in Parent (including wages, bonuses, dividends, the receipt or exercise of equity options and/or the receipt or vesting of restricted equity). In the event the Company does not make such deductions or withholdings, you shall indemnify the Company for any amounts paid with respect to any such Taxes. 15. Deferred Compensation Provisions Notwithstanding any other provision herein: (a) the parties hereto intend that payments and benefits under this letter agreement comply with or be exempt from Section 409A and, accordingly, to the maximum extent permitted, this letter agreement shall be interpreted to be in compliance therewith or exempt therefrom; (b) for all purposes of this letter agreement, references herein to “termination,” “termination of the period or employment,” “resignation” or other terms of similar import shall in each case mean a “separation from service” within the meaning of Section 409A; (c) in the event that you are a “specified employee” for purposes of Section 409A at the time of separation from service, any separation pay or other compensation payable hereunder by reason of such separation of service that would otherwise be paid during the six-month period immediately following such separation from service shall instead be paid on the six-month anniversary of the separation from service to the extent required to comply with Section 409A; (d) for purposes of Section 409A, your right to receive any installment payment pursuant to this letter agreement shall be treated as a right to receive a series of separate and distinct payments; (e) in no event shall any payment under this letter agreement that constitutes nonqualified deferred compensation subject to Section 409A, as determined by the Company in its sole discretion, be subject to offset unless otherwise permitted by Section 409A; (f) to the extent that reimbursements or other in-kind benefits under this letter agreement constitute “nonqualified deferred compensation” for purposes of Code Section 409A, (i) all expenses or other reimbursements hereunder shall be made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by you, (ii) any right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (iii) no such reimbursement, expenses eligible for reimbursement, or in-kind benefits provided in any taxable year shall in any way affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year; and (g) payments made in accordance with the Company’s normal payroll practices shall be made within thirty (30) days of each payroll date pursuant to the payroll schedule in effect on the Start Date. The Company makes no representation to you regarding the taxation of the compensation and benefits under this letter agreement, including, but limited to, the tax effects of Section 409A, and you shall be solely responsible for the taxes imposed upon you with respect to your compensation and benefits under this letter agreement. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on you by Section 409A or damages for failing to comply with Section 409A. 16. General This letter agreement embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. The language used in this letter agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. All issues and questions concerning the construction, validity, enforcement and interpretation of this letter agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New Mexico, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New Mexico or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New Mexico. Each party agrees to commence any action, suit or proceeding arising out of this letter agreement or the transactions contemplated hereby in a United States District Court located in the State of New Mexico and irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this letter agreement or the transactions contemplated hereby in such court and any claim that any such proceeding brought in such court has been brought in an inconvenient forum. No amendment, modification or waiver of this letter agreement shall be effective unless set forth in a written instrument executed by the Company and you. You may not assign your rights or obligations hereunder without the prior written consent of the Company. All notices and other communications hereunder shall be in writing and shall be deemed to have been given: (i) five business days after being sent by first class mail, return receipt requested, postage prepaid, (ii) one business day after being sent by reputable overnight courier, (iii) upon personal delivery, or (iv) when sent by facsimile or email, if sent prior to 6:00 p.m. Pacific Time on a business day (or else on the next following business day), in each case to the addresses, facsimile numbers and email addresses set forth below (provided that a party may change his or its notice information by providing written notice to the other party in accordance with the foregoing provisions of this paragraph): Notices to you: Tyson Hottinger Email: thottinger@gmail.com Notices to the Company: Array Technologies, Inc. 3901 Midway Place NE Albuquerque, NM 87109 Facsimile: 1-5-5881-7572 Email: cmacvane@arraytechinc.com Attention: General Counsel My colleagues at the Company and I look forward to commencing what we believe will be a productive and mutually rewarding collaboration. Please confirm your acceptance of this offer by signing below, returning the original to me, and keeping a copy for yourself. Sincerely yours, Array Technologies, Inc. By: /s/ Jim Fusaro Name: Jim Fusaro Title: Chief Executive Officer I accept the above offer of employment and agree to be bound by the terms of this letter agreement. /s/ Tyson Hottinger Tyson Hottinger

Exhibit A Confidential Information, Non-Disparagement and Non-Solicitation Terms (a) Confidential Information. You acknowledge that, in the course of your employment with the Company, you will occupy a position of trust and confidence. You shall not, except in the course of the good faith performance of your duties to the Company or any Company affiliate, or as required by applicable law, without limitation in time and whether directly or indirectly, disclose to any person or entity, or use, any Confidential Information. “Confidential Information” shall mean information about the business and affairs of the Company, the Company’s affiliates and their respective clients, customers or business relations, including (without limitation) any proprietary knowledge, trade secrets, data, formulae, information and client and customer lists and all papers, resumes and records (including, without limitation, computer records) containing such Confidential Information, but “Confidential Information” excludes information which you can demonstrate (i) is in the public domain through no act or omission of yours in violation of any agreement that you are party to with the Company or any Company affiliate or any policy of the Company or any Company affiliate or (ii) has become available to you on a non-confidential basis from a source other than the Company and the Company’s affiliates without breach of such source’s confidentiality or non- disclosure obligations to the Company or any Company affiliate. You agree to deliver or return to the Company, at the Company’s request at any time or upon termination or expiration of your employment or as soon thereafter as possible, (A) all documents, computers, computer tapes and disks, records, lists, data, drawings, prints, notes, written information, keys and other personal property furnished by the Company or any Company affiliate or prepared by you during the term of your employment by the Company, and (B) all notebooks and other data relating to research or experiments or other work conducted by you in the scope of employment, and in each case, all copies thereof. (b) Prior Employment. You shall be prohibited from using or disclosing any confidential information or trade secrets that you may have learned through any prior employment. If at any time during your employment with the Company you believe you are being asked to engage in work that will, or will be likely to, jeopardize any confidentiality or other obligations you may have to former employers, you shall immediately advise the Company so that your duties can be modified appropriately. You represent and warrant to the Company that you took nothing with you which belonged to any former employer when you left your prior employment positions and that you have nothing that contains any information which belongs to any former employer. If at any time you discover this is incorrect, you shall promptly return any such materials to your former employer. The Company does not want any such materials, and you shall not be permitted to use or refer to any such materials in the performance of your duties hereunder. (c) Intellectual Property, Inventions and Patents. You acknowledge that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, patent applications, copyrightable work and mask work (whether or not including any Confidential Information) and all registrations or applications related thereto, all other proprietary information and all similar or related information (whether or not patentable) which relate to the Company’s or any Company affiliate’s actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by you (whether alone or jointly with others, and whether before or after the date hereof) while employed by the Company and any Company affiliate (“Work Product”), belong to the Company or such Company affiliate. You shall promptly disclose such Work Product to the Company and, at the Company’s expense, perform all actions reasonably requested by the Company (whether during or after the employment period) to establish and confirm such ownership (including assignments, consents, powers of attorney and other instruments). You acknowledge that all Work Product shall be deemed to constitute “works made for hire” under the U.S. Copyright Act of 1976, as amended. The foregoing provisions of this subsection (c) shall not apply to any invention that you developed entirely on your own time without using the Company’s and any Company affiliate’s equipment, supplies, facilities or trade secret information, except for those inventions that (i) relate to the Company’s and any Company affiliate’s business or actual or demonstrably anticipated research or development, or (ii) result from any work performed by you for the Company and any Company affiliate. (d) Non-Solicitation of Customers and Suppliers. During the Applicable Period, you shall not, directly or indirectly, influence or attempt to influence customers, suppliers, licensees, licensors, franchisees or other business relations of the Company or any Company affiliate with which you have had contact within the twelve-month period prior to the termination of your employment to divert any of their business away from the Company or any Company affiliate or otherwise interfere with their relationship with the Company and the Company’s affiliates. (e) Non-Hire and Non-Solicitation of Employees. You recognize that you possess and will possess Confidential Information about other employees of the Company and the Company’s affiliates relating to their education, experience, skills, abilities, compensation and benefits, and inter-personal relationships with customers of the Company and the Company’s affiliates. You recognize that the information you possess and will possess about these other employees is not and will not be generally known, is of substantial value to the Company and the Company’s affiliates in developing their business and in securing and retaining customers, and has been and will be acquired by you because of your business position with the Company. You agree that, during the Applicable Period, you will not, directly or indirectly, (i) hire any employee of the Company or any Company affiliate (or hire any former employee of the Company or any Company affiliate within one year after such person ceased to be an employee of the Company or such Company affiliate) or (ii) solicit, recruit, induce or encourage or attempt to solicit, recruit, induce or encourage any employee of the Company or any Company affiliate to terminate his or her employment or any other relationship with the Company and the Company’s affiliates, or otherwise interfere with their relationship with the Company and the Company’s affiliates; provided that you are not prohibited from making general solicitations of employment that are not targeted at the Company, any Company affiliate or any of their employees. You also agree that you will not convey any Confidential Information or trade secrets about other employees of the Company and the Company’s affiliates to any other person or entity. (f) Non-Disparagement. You agree to refrain from directly or indirectly making any derogatory or negative statements or communications regarding the Company or any Company affiliate or any of their respective employees, officers, board members, affiliates, products, services or practices provided that you may confer in confidence with your legal representatives and make truthful statements as required by law or legal process.

(g) Remedies. If, at the time of enforcement of this Exhibit A, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Because your services are unique and because you have access to Confidential Information and Work Product, the parties hereto agree that the Company and the Company’s affiliates would suffer irreparable harm from a breach of this Exhibit A by you and that money damages would not be an adequate remedy for any such breach of this Exhibit A. Therefore, in the event of a breach or threatened breach of this Exhibit A, the Company and the Company’s affiliates and their successors or assigns, in addition to other rights and remedies existing in their favor, shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). In addition, in the event of a breach or violation by you of subsection (d), (e) or (f), the Applicable Period shall be automatically extended by the amount of time between the initial occurrence of the breach or violation and when such breach or violation has been duly cured. (h) Additional Acknowledgements. In addition, you acknowledge that the provisions of this Exhibit A are in consideration of your continued employment with the Company and additional good and valuable consideration as set forth in this letter agreement. You also acknowledge that (i) the restrictions contained in this Exhibit A do not preclude you from earning a livelihood, nor do they unreasonably impose limitations on your ability to earn a living, (ii) the business of the Company and the Company’s affiliates is international in scope and (iii) notwithstanding the state of formation or principal office of the Company or residence of any of its executives or employees (including you), the Company and the Company’s affiliates have business activities and have valuable business relationships within their respective industry throughout the United States of America and Canada. You agree and acknowledge that the potential harm to the Company and the Company’s affiliates of the non-enforcement of this Exhibit A outweighs any potential harm to you of its enforcement by injunction or otherwise. You acknowledge that you have carefully read this Exhibit A and consulted with legal counsel of your choosing regarding its contents, have given careful consideration to the restraints imposed upon you by this Exhibit A and are in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company and the Company’s affiliates now existing or to be developed in the future. You expressly agree and acknowledge that each and every restraint imposed by this Exhibit A is reasonable with respect to subject matter, time period and geographical area. (i) Survival of Provisions. The obligations contained in this Exhibit A shall survive the termination or expiration of your employment with the Company and shall be fully enforceable thereafter.

Exhibit B Form of General Release I, , in consideration of and subject to the performance by Array Technologies, Inc., a New Mexico corporation (the “Company”), of its obligations under the Employment Letter Agreement, dated as of [ ] 20[ ] (the “Agreement”), do hereby release and forever discharge as of the date hereof the Company and its affiliates and all present and former directors, officers, agents, representatives, employees, successors and assigns of the Company and its affiliates and the Company’s direct or indirect owners (collectively, the “Released Parties”) to the extent provided below. All capitalized terms used but not otherwise defined herein shall have the meaning assigned to such terms in the Agreement. 1. I understand that any payments paid to me under the Termination section of the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive the payments specified in the Termination section of the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter or breach this General Release. Such payments will not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or its affiliates. I also acknowledge and represent that I have received all payments and benefits that I am entitled to receive (as of the date hereof) by virtue of any employment by the Company. 2. Except as provided in Section 4 below and except for the provisions of the Agreement which expressly survive the termination of my employment with the Company, I knowingly and voluntarily (for myself, my spouse and my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns may have, which arise out of or are connected with my employment with, or my separation or termination from, the Company (including any allegation, claim or violation arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act) (the “ADEA”); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment and Retraining Notification Act; the Employee Retirement Income Security Act of 1974, as amended; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress or defamation; or any claim for costs, fees or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”). 3. I represent that I have made no assignment or transfer of any Claim or other right, demand, cause of action or other matter covered by Section 2 above. 4. I acknowledge and understand that this General Release does not waive or release any rights or claims that I may have under the ADEA which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including any claim under the ADEA). 5. I agree that I am waiving all rights to sue or obtain equitable, remedial or punitive relief with respect to any Claim released herein from any or all Released Parties of any kind whatsoever, including reinstatement, back pay, front pay, attorneys’ fees and any form of injunctive relief. Notwithstanding the foregoing, I further acknowledge that I am not waiving and am not being required to waive any right that cannot be waived by law, including the right to file a charge or participate in an administrative investigation or proceeding of any government agency that does not acknowledge the validity of this General Release; provided, however, that I disclaim and waive any right to share or participate in any monetary or other award resulting from the prosecution of such charge or investigation or proceeding. 6. In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims to the maximum extent permitted by law. I further agree that I am not aware of any pending claim of the type described in Section 2 above as of the execution of this General Release. I also agree to hold each of the Released Parties harmless from, and to indemnify each of the Released Parties against, any and all damages, including attorney’s fees and expenses, that any of them may suffer on account of any breach of any representation or warranty I make hereunder. 7. I represent that I am not aware of any claim by me other than the Claims that are released by this General Release. I acknowledge that I may hereafter discover claims or facts in addition to or different than those which I now know or believe to exist with respect to the subject matter of this General

Release and which, if known or suspected at the time of entering into this General Release, may have materially affected this General Release and my decision to enter into it. Nevertheless, I hereby waive any right, claim or cause of action that might arise as a result of such different or additional claims or facts. 8. I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct. 9. I agree that I will forfeit all amounts payable by the Company pursuant to the Agreement if I challenge the validity of this General Release. I also agree that if I violate this General Release by suing the Company or the other Released Parties, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, prevailing party's attorney's fees are paid by the other party, and return all payments received by me pursuant to the Agreement. 10. I agree that this General Release and the Agreement are confidential and agree not to disclose any information regarding the terms of this General Release or the Agreement, except to my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone. 11. Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Bonus (SEC), the Financial Industry Regulatory Authority (FINRA) or any other self-regulatory organization or governmental entity. 12. I agree to reasonably cooperate with the Company in any internal investigation, any administrative, regulatory or judicial proceeding or any dispute with a third party, in each case in accordance with the Cooperation section of the Agreement. 13. I agree not to disparage the Company, its past and present investors, officers, directors or employees or its affiliates and to keep all confidential and proprietary information about the past or present business affairs of the Company and its affiliates confidential unless a prior written release from the Company is obtained. I further agree that, as of the date hereof, I have returned to the Company any and all property, tangible or intangible, relating to its business, which I possessed or had control over at any time (including company-provided credit cards, building or office access cards, keys, computer equipment, manuals, files, documents, records, software, customer data base and other data) and that I shall not retain any copies, compilations, extracts, excerpts, summaries or other notes of any such manuals, files, documents, records, software, customer data base or other data. 14. Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement first occurring or arising after the date hereof.

15. Whenever possible, each provision of this General Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, and this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT: 1. I HAVE READ IT CAREFULLY; 2. I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING RIGHTS UNDER THE ADEA; TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963; THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED; 3. I VOLUNTARILY CONSENT TO EVERYTHING IN IT; 4. I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT, AND I HAVE DONE SO, OR, AFTER CAREFUL READING AND CONSIDERATION I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION; 5. I HAVE BEEN GIVEN ALL TIME PERIODS REQUIRED BY LAW TO CONSIDER THIS GENERAL RELEASE, INCLUDING THE 21-DAY PERIOD REQUIRED BY THE ADEA. I UNDERSTAND THAT I MAY EXECUTE THIS GENERAL RELEASE LESS THAN 21 DAYS FROM ITS RECEIPT FROM THE COMPANY, BUT AGREE THAT SUCH EXECUTION WILL REPRESENT MY KNOWING WAIVER OF SUCH 21-DAY CONSIDERATION PERIOD; 6. I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER THE EXECUTION OF THIS GENERAL RELEASE TO REVOKE IT AND THAT NONE OF THIS GENERAL RELEASE, THE COMPANY’S OBLIGATIONS HEREUNDER OR ANY OF THE COMPANY’S OBLIGATIONS UNDER THE AGREEMENT THAT ARE CONDITIONED ON THE EXECUTION, DELIVERY OR EFFECTIVENESS OF THIS GENERAL RELEASE SHALL BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED; 7. I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND 8. I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

Date: Name: Acknowledged and Agreed: Array Technologies, Inc. By: Name: Title: